UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Dr., Suite 375 Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 216-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On July 31, 2009, Global Employment Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Form 15, Certification and Notice of Termination of Registration, to effect the deregistration of its common stock. The filing of the Form 15 was approved by the Company’s Board of Directors. The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.

Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, were immediately suspended. In accordance with the rules of the Securities Exchange Act of 1934, as amended, the Company expects the deregistration of its common stock to become effective within 90 days of the filing of the Form 15 with the SEC. Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company and its securities will cease trading on the OTC Bulletin Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Employment Holdings, Inc.

Date: August 4, 2009	By:	/s/ Paige Burkes
Paige Burkes Chief Financial Officer